EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 2-76378, 2-93760, 33-23580, 33-1032, 33-65507, 333-27111, 333-27137, 333-83317, 333-40604, 333-125409, 333-125400, 333-144554, 333-148244, and 333-175185) on Forms S-8 of our report on the consolidated financial statements and financial statement schedules of Torchmark Corporation and subsidiaries (the “Company”) dated February 28, 2012 (which expresses an unqualified opinion and includes an explanatory paragraph, and dated June 29, 2012 as to the effects of the retrospective application of accounting guidance adopted on January 1, 2012 for accounting for costs associated with acquiring or renewing insurance contracts described in Note 1), which appears in this Current Report on Form 8-K, and our report, dated February 28, 2012, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

June 29, 2012